UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 30, 2018

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

303-708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on October 17, 2018, Ultra Petroleum Corp. (together with its consolidated subsidiaries, the “Company”) entered into an agreement (the “Exchange Agreement”) with certain holders (the “Supporting Noteholders”) of the 6.875% Senior Notes due 2022 and 7.125% Senior Notes due 2025 (collectively, the “Old Notes”) of Ultra Resources, Inc., a Delaware corporation (the “Issuer”), a wholly owned subsidiary of the Company, pursuant to which the Supporting Noteholders agreed to exchange all of the Old Notes held by each such Supporting Noteholder for (a) new 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 of the Issuer (the “New Notes”) and (b) new warrants of the Company entitling each holder thereof to purchase one common share of the Company (the “Warrants”). The proposed exchange of the Old Notes for the New Notes and the Warrants is referred to herein as the “Exchange Transaction.”

Also as previously disclosed, the obligations of the parties to consummate the transactions under the Exchange Agreement are subject to the satisfaction of certain conditions, including, among other things, the Company receiving a consent (the “Term Loan Consent”) of the requisite lenders under the Senior Secured Term Loan Agreement dated as of April 12, 2017 (the “Term Loan”), among the Company and UP Energy Corporation, as parent guarantors, the Issuer, as borrower, Barclays Bank PLC, as administrative agent and the lenders and other parties party thereto to the consummation of the transactions contemplated by the Exchange Agreement.

Prior to the date hereof, the Company has engaged in negotiations with certain lenders under the Term Loan and the Supporting Noteholders. The Company previously agreed with the Supporting Noteholders in connection with implementing the proposed Exchange Transaction to disclose the status of the proposed Exchange Transaction on or before November 30, 2018. Accordingly, as of the date hereof, the Company has not received the Term Loan Consent. The Company and lenders under the Term Loan are continuing to discuss the proposed Exchange Transaction. The Exchange Agreement may be terminated at any time by either the Company, on the one hand, or the Supporting Noteholders owning at least a majority in aggregate principal amount of each series of Old Notes, on the other hand, on behalf of the Supporting Noteholders. If the Exchange Transaction has not occurred on or before December 31, 2018, the Exchange Agreement may be terminated by any Supporting Noteholder with respect to itself only.

The information contained or incorporated in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibit hereto, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, the Company can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in the Company’s business as well as risks and uncertainties related to its operational and financial results are set forth in its filings with the Securities and Exchange Commission (“SEC”), particularly in the section entitled “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K for the most recent fiscal year, its most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to decrease its leverage or fixed charges, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where the Company owns properties, conducts operations, and markets its production, as well as the timing and extent of the Company’s success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2018

ULTRA PETROLEUM CORP.

By:	/s/ Andrew C. Kidd
Name:	Andrew C. Kidd
Title:	Senior Vice President and General Counsel